Exhibit 99.1

TRANSOCEAN LTD. ANNOUNCES AGREEMENT TO ACQUIRE OCEAN RIG

•	Enhances Transocean’s position as the leader in ultra-deepwater and harsh environment drilling;
•	Adds nine high-specification ultra-deepwater drillships, two harsh environment semisubmersibles, and two high-specification ultra-deepwater drillships currently under construction;
•	Results in a combined fleet of 57 floaters, with 17 of the top 50 and 31 of the top 100 ultra-deepwater drillships in the industry(1);
•	Enhances Transocean’s exposure to, and ability to capitalize on, the ultra-deepwater market recovery;
•	Increases Transocean’s industry-leading contract backlog by $743 million for a combined total of $12.5 billion, at an average dayrate of $413,000;
•	Expected annual cost synergies of approximately $70 million;
•	The transaction has been unanimously approved by the board of directors of each company; and
•

The top four Ocean Rig shareholders (representing approximately 48% of Ocean Rig’s outstanding shares), all of Ocean Rig’s directors that own shares of Ocean Rig, and Transocean’s third largest shareholder, Perestroika (Cyprus) Ltd., controlled by current Transocean board member, have executed voting and support agreements.

STEINHAUSEN, Switzerland and Grand Cayman, Cayman Islands —September 4, 2018— Transocean Ltd. ("Transocean" or the “Company”) (NYSE: RIG) and Ocean Rig UDW Inc. (“Ocean Rig”) (NASDAQ: ORIG) announced today that they have entered into a definitive merger agreement under which Transocean will acquire Ocean Rig in a cash and stock transaction valued at approximately $2.7 billion, inclusive of Ocean Rig’s net debt.

The transaction consideration is comprised of 1.6128 newly issued shares of Transocean plus $12.75 in cash for each share of Ocean Rig’s common stock, for a total implied value of $32.28 per Ocean Rig share, based on the closing price on August 31, 2018. This represents a 20.4% premium to Ocean Rig’s ten-day volume weighted average share price. The transaction has been unanimously approved by the board of directors of each company.

Transocean intends to fund the cash portion of the transaction consideration through a combination of cash on hand and fully committed financing provided by Citi. The merger is not subject to any financing condition.

Upon completion of the merger, Transocean’s and Ocean Rig’s shareholders will own approximately 79% and approximately 21%, respectively, of the combined company.

Ocean Rig’s fleet is comprised of nine high-specification ultra-deepwater drillships and two harsh environment semisubmersibles. Additionally, its fleet includes two high-specification ultra-deepwater drillships currently under construction at Samsung Heavy Industries with favorable shipyard financing terms. These two newbuilds are expected to be delivered in the third quarter of 2019 and the third quarter of 2020, respectively.

“The proposed acquisition of Ocean Rig provides us with a unique opportunity to continue enhancing our fleet of ultra-deepwater and harsh environment floaters, without compromising our liquidity or overall balance sheet flexibility,” said Transocean’s President and Chief Executive Officer, Jeremy Thigpen. “The combination of constructive and stable oil prices over the last several quarters, streamlined offshore project costs, and undeniable reserve replacement challenges has driven a material increase in offshore contracting activity. As such, adding Ocean Rig’s premium assets to our industry-leading fleet provides us with an increased number of the modern and highly efficient ultra-deepwater drillships preferred by our customers, and better positions us to capitalize on what, we believe, is an imminent recovery in the ultra-deepwater market.”

Thigpen continued, “This combination with Ocean Rig further strengthens our relationships with strategic customers, while expanding our presence in the key markets of Brazil, West Africa and Norway. It also enables us to reduce our cost per active rig, as we believe that we can efficiently merge the Ocean Rig operations into our existing structure with limited incremental shore-based expense. Further, we are confident that we can realize meaningful synergies through our OEM agreements, our overall approach to maintenance and our fleet-wide insurance coverage, among other opportunities.”

Thigpen concluded, “Including the five rigs under construction, and considering the two additional rigs that we have recently decided to recycle, Transocean’s pro forma fleet will be comprised of 57 floaters, including many of the most technically capable ultra-deepwater floaters, and harsh environment semisubmersibles in the industry. With this unparalleled fleet, the offshore drilling industry’s largest and most profitable backlog totaling $12.5 billion, and approximately $3.7 billion in liquidity, we are well-equipped for the market recovery.”

Pankaj Khanna, President and Chief Executive Officer of Ocean Rig UDW Inc. commented: "This strategic combination of Ocean Rig and Transocean creates a world-class fleet perfectly positioned for the market recovery while reducing fragmentation that currently exists in offshore drilling. By adding our high-specification floaters to Transocean’s industry-leading fleet, the combined company will have the offshore industry’s largest and most technically capable fleet of ultra-deepwater and harsh environment floaters. Upon consummation, this transaction will be of significant benefit to the stakeholders of both companies."

No changes to Transocean’s board of directors, executive management team, or corporate structure are anticipated as a result of the acquisition. The Company will remain headquartered in Steinhausen, Switzerland, with significant operating presence in Houston, Texas, Aberdeen, Scotland and Stavanger, Norway.

The transaction, which is expected to be completed during the first quarter of 2019, is subject to the approval of both Transocean and Ocean Rig shareholders and the satisfaction of customary closing conditions, including applicable regulatory approvals. The merger is not subject to any financing condition.

Also, consistent with the Company’s strategy of recycling less competitive rigs, Transocean will retire two of its floaters, the ultra-deepwater drillship C.R. Luigs and the midwater floater Songa Delta. The rigs will be classified as held for sale and will be recycled in an environmentally responsible manner. Both floaters are currently stacked. Transocean anticipates re-ranking the combined fleet, which may result in additional rigs being recycled.

(1)Per Transocean’s internal rig ranking model

Advisors

Citi is acting as exclusive financial advisor to Transocean, and King & Spalding LLP is acting as legal advisor to Transocean with respect to U.S. law.

Credit Suisse Securities (USA) LLC is acting as financial advisor to Ocean Rig. Seward & Kissel LLP is acting as legal advisor to Ocean Rig with respect to U.S. law.

Conference Call Information

Transocean will conduct a teleconference call to discuss this transaction at 8:30 a.m. EDT, 2:30 p.m. CEST, on Tuesday, September 4, 2018. To participate, dial +1 323‑794‑2597 and refer to confirmation code 2404736 approximately five to 10 minutes prior to the scheduled start time of the call.

The teleconference will be simulcast in a listen-only mode over the internet and can be accessed at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be posted to Transocean’s website and can be found on the Investor Relations home page.

A replay of the conference call will be available after 11:30am EDT, 5:30 p.m. CEST, on September 4, 2018. The replay, which will be archived for approximately 30 days, can be accessed at: +1 719‑457‑0820 passcode 2404736 and PIN 1152. The replay will also be available on the company’s website.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 41 mobile offshore drilling units consisting of 23 ultra-deepwater floaters, 12 harsh environment floaters, two deepwater floaters and four midwater floaters. In addition, Transocean is constructing two ultra-deepwater drillships; and one harsh environment semisubmersible in which the company has a 33 percent interest. The company also operates one high-specification jackup that was under a drilling contract when the rig was sold, and the company will continue to operate the jackup until completion or novation of the drilling contract.

For more information about Transocean, please visit: www.deepwater.com.

About Ocean Rig

Ocean Rig is an international offshore drilling contractor providing oilfield services for offshore oil and gas exploration, development and production drilling, and specializing in the ultra-deepwater and harsh environment segment of the offshore drilling industry.

Ocean Rig’s common stock is listed on the NASDAQ Global Select Market where it trades under the symbol “ORIG.”

For more information about Ocean Rig, please visit: www.ocean-rig.com.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain words such as "may," "will," "likely," "should," "expect," "anticipate," "future," "plan," "believe," "intend," "goal," "seek," "estimate," "project,” “continue” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts; contract dayrate amounts; future contract commencement dates and locations; planned shipyard projects and other out-of-service time; sales of drilling units; timing of the Transocean newbuild deliveries; operating hazards and delays; risks associated with international operations; actions by customers and other third parties; the future prices of oil and gas; the intention to scrap certain drilling rigs; the inability to complete the acquisition of Ocean Rig in a timely manner or at all (whether as the result of the inability to obtain or delay in obtaining any required Transocean or Ocean Rig shareholder approvals or any required regulatory approvals, or for any other reason); the imposition of any terms and conditions on any required governmental and regulatory approvals that could reduce the anticipated benefits to Transocean of the acquisition; the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition; the inability to successfully integrate Ocean Rig’s operations with those of Transocean without unexpected cost or delay, the challenges of integrating and retaining key employees; risks related to diversion of management time and attention from ongoing business operations due to the acquisition; the inability of Transocean to achieve expected synergies from the acquisition or that it may take longer or be more costly than expected to achieve those synergies; the effect of the announcement or completion of the acquisition on the ability of Transocean and Ocean Rig to retain customers, retain or hire key personnel, maintain relationships with their respective suppliers and customers, and on their operating results and businesses generally, the inability to achieve anticipated synergies from the merger in a timely manner or at all; and other factors, including those and other risks discussed in the Transocean’s most recent Annual Report on Form 10‑K for the year ended December 31, 2017, Ocean Rig’s most recent Annual Report on Form 20‑F, and in the Transocean’s or Ocean Rig’s other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available free of charge on the SEC’s website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to the Transocean or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

Non-GAAP Financial Measures

All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on Transocean’s website at: www.deepwater.com.

Additional Information and Where to Find It

This communication relates to the proposed merger pursuant to the terms of the Agreement and Plan of Merger, dated as of September 3, 2018, by and among Ocean Rig, Transocean, Transocean Oceanus Holdings Limited and Transocean Oceanus Limited. In connection with the proposed merger, Transocean expects to file a Registration Statement on Form S‑4 with the SEC that will include a joint proxy statement of Transocean and Ocean Rig that also constitutes a prospectus of Transocean, which joint proxy statement/prospectus will be mailed or otherwise disseminated to Transocean and Ocean Rig shareholders when it becomes available. Transocean and Ocean Rig also plan to file other relevant documents with the SEC regarding the proposed merger.

INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Transocean and Ocean Rig with the SEC at the SEC’s website at: www.sec.gov. Copies of the documents filed by Transocean with the SEC will be available free of charge on Transocean’s website at: www.deepwater.com or by emailing Transocean’s Investor Relations at: info@deepwater.com. Copies of the documents filed by Ocean Rig with the SEC will be available free of charge on

Ocean Rig’s website at: www.ocean-rig.com or by emailing Ocean Rig’s Investor Relations at: oceanrig@capitallink.com.

This communication does not constitute an offer to buy, or the solicitation of an offer to sell, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended. This communication is not a substitute for any prospectus, proxy statement or any other document that Transocean or Ocean Rig may file with the SEC in connection with the proposed Merger.

Certain Information Regarding Participants in the Solicitation

Transocean, Ocean Rig and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding Transocean’s directors and executive officers is set forth in the definitive proxy statement on Schedule 14A filed by Transocean with the SEC on March 20, 2018 and in the Annual Report on Form 10‑K filed by Transocean with the SEC on February 21, 2018. Additional information regarding the participants in the solicitation of proxies in respect of the Transocean and Ocean Rig extraordinary general meetings and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Transocean or Ocean Rig using the sources indicated above.

Transocean

Analyst Contacts:

Bradley Alexander

+1 713‑232‑7515

Diane Vento

+1 713‑232‑8015

Media Contact:

Pam Easton

+1 713‑232‑7647

Ocean Rig

Media/Investor Contacts:

Nicolas Bornozis

Capital Link, Inc. (New York)

Tel. 212‑ 661‑7566

E-mail: oceanrig@capitallink.com